EXHIBIT 20.1

                                                     Subsidiary Guarantees of Debt

The company's Senior Notes, Senior Subordinated Notes and Senior Credit Facility agreements are guaranteed on a full, unconditional and joint and several basis by certain of the company's wholly owned domestic subsidiaries. The following is condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of
March 31, 2002, and December 31, 2001 (in millions of dollars). The presentation of certain prior-year amounts has been changed in order to conform to the current-year presentation. Separate financial statements for the guarantor subsidiaries and the non-
guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

                                                                   CONSOLIDATED BALANCE SHEET
                                          -----------------------------------------------------------------------------
                                                                         March 31, 2002
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating    Consolidated
                                           Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
 ASSETS
 Current assets
   Cash and temporary investments          $       2.3    $       0.6    $      19.0       $       -      $      21.9
   Accounts receivable, net                        1.5          223.5           26.1               -            251.1
   Inventories, net                                -            425.8           80.5               -            506.3
   Deferred income tax benefits and
     prepaid expenses                            175.7          142.0            1.3            (237.2)          81.8
                                          -------------  -------------- ----------------  -------------- --------------
     Total current assets                        179.5          791.9          126.9            (237.2)         861.1
                                          -------------  -------------- ----------------  -------------- --------------

 Property, plant and equipment, at cost           25.6        1,642.1          251.4               -          1,919.1
 Accumulated depreciation                        (13.5)        (889.1)        (110.6)              -         (1,013.2)
                                          -------------  -------------- ----------------  -------------- --------------
                                                  12.1          753.0          140.8               -            905.9
                                          -------------  -------------- ----------------  -------------- --------------

 Investments in subsidiaries                   1,670.8           59.0            9.8          (1,739.6)           -
 Investments in affiliates                         7.3           20.7           47.2               -             75.2
 Goodwill, net                                     -            317.5           31.4               -            348.9
 Other assets                                    112.7           69.6           17.6               -            199.9
                                          -------------  -------------- ----------------  -------------- --------------
     Total Assets                          $   1,982.4    $   2,011.7    $     373.7       $  (1,976.8)   $   2,391.0
                                          =============  ============== ================  ============== ==============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
   Short-term debt and current portion
     of long-term debt                     $      87.0    $      -       $      40.9       $      -       $     127.9
   Accounts payable                               12.7          248.4           39.5               -            300.6
   Salaries and wages                              9.1           57.8            3.5               -             70.4
   Other current liabilities                      38.8          256.6           41.8            (237.2)         100.4
                                          -------------  -------------- ----------------  -------------- --------------
     Total current liabilities                   147.6          562.8          125.7            (237.2)         598.9

   Long-term debt                              1,000.3           10.1            -                 -          1,010.4
   Intercompany borrowings                       225.6          377.0           96.3            (698.9)           -
   Employee benefit obligations,
     deferred income taxes and other             116.8          108.6           55.8               -            281.2
                                          -------------  -------------- ----------------  -------------- --------------
     Total liabilities                         1,490.3        1,058.5          277.8            (936.1)       1,890.5
                                          -------------  -------------- ----------------  -------------- --------------

 Contingencies                                     -              -              -                 -              -
 Minority interests                                -              -              8.4               -              8.4
                                          -------------  -------------- ----------------  -------------- --------------

 Shareholders' Equity:
   Series B ESOP Convertible Preferred
     Stock                                         -              -              -                 -              -
   Convertible preferred stock                     -              -            179.6            (179.6)           -
   Unearned compensation - ESOP                    -              -              -                 -              -
                                          -------------  -------------- ----------------  -------------- --------------
     Preferred shareholders' equity                -              -            179.6            (179.6)           -
                                          -------------  -------------- ----------------  -------------- --------------

   Common stock                                  492.8          724.4          239.3            (963.7)         492.8
   Retained earnings (deficit)                   432.4          233.7         (302.8)             69.1          432.4
   Accumulated other comprehensive loss          (35.5)          (4.9)         (28.6)             33.5          (35.5)
   Treasury stock, at cost                      (397.6)           -              -                 -           (397.6)
                                          -------------  -------------- ----------------  -------------- --------------
     Common shareholders' equity (deficit)       492.1          953.2          (92.1)           (861.1)         492.1
                                          -------------  -------------- ----------------  -------------- --------------
        Total shareholders' equity               492.1          953.2           87.5          (1,040.7)         492.1
                                          -------------  -------------- ----------------  -------------- --------------
     Total Liabilities and Shareholders'
        Equity                             $   1,982.4    $   2,011.7    $     373.7       $  (1,976.8)   $   2,391.0
                                          =============  ============== ================  ============== ==============

                                                                   CONSOLIDATED BALANCE SHEET
                                          -----------------------------------------------------------------------------
                                                                       December 31, 2001
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating    Consolidated
                                           Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
 ASSETS
 Current assets
   Cash and temporary investments          $      52.7    $       0.4    $       30.0      $        -     $       83.1
   Accounts receivable, net                        1.6          142.6            27.8               -            172.0
   Inventories, net                                -            375.5            73.8               -            449.3
   Deferred income tax benefits and
     prepaid expenses                            183.3          126.2             1.6            (222.0)          89.1
                                          -------------  -------------- ----------------  -------------- --------------
     Total current assets                        237.6          644.7           133.2            (222.0)         793.5
                                          -------------  -------------- ----------------  -------------- --------------

 Property, plant and equipment, at cost           25.9        1,620.2           258.7               -          1,904.8
 Accumulated depreciation                        (13.8)        (870.8)         (115.8)              -         (1,000.4)
                                          -------------  -------------- ----------------  -------------- --------------
                                                  12.1          749.4           142.9               -            904.4
                                          -------------  -------------- ----------------  -------------- --------------
 Investments in subsidiaries                   1,637.8           57.9             9.8          (1,705.5)           -
 Investments in affiliates                         7.4           15.3            46.1               -             68.8
 Goodwill, net                                     -            326.6            31.2               -            357.8
 Other assets                                    106.2           65.5            17.4               -            189.1
                                          -------------  -------------- ----------------  -------------- --------------
     Total Assets                          $   2,001.1    $   1,859.4    $      380.6      $   (1,927.5)  $    2,313.6
                                          =============  ============== ================  ============== ==============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
   Short-term debt and current portion
     of long-term debt                     $      67.0    $       -      $       48.0      $        -     $      115.0
   Accounts payable                                4.1          215.7            38.7               -            258.5
   Salaries and wages                              8.9           76.5             5.6               -             91.0
   Other current liabilities                      45.5          248.4            38.3            (222.0)         110.2
                                          -------------  -------------- ----------------  -------------- --------------
     Total current liabilities                   125.5          540.6           130.6            (222.0)         574.7

   Long-term debt                                939.0           10.1             -                 -            949.1
   Intercompany borrowings                       308.2          291.7            98.9            (698.8)           -
   Employee benefit obligations,
     deferred income taxes and other             124.3           95.4            56.3               -            276.0
                                          -------------  -------------- ----------------  -------------- --------------
     Total liabilities                         1,497.0          937.8           285.8            (920.8)       1,799.8
                                          -------------  -------------- ----------------  -------------- --------------

 Contingencies
 Minority interests                                -              -               9.7               -              9.7
                                          -------------  -------------- ----------------  -------------- --------------
 Shareholders' Equity:
   Convertible preferred stock                     -              -             179.6            (179.6)           -
                                          -------------  -------------- ----------------  -------------- --------------
     Preferred shareholders' equity                -              -             179.6            (179.6)           -
                                          -------------  -------------- ----------------  -------------- --------------

   Common stock                                  478.9          724.5           239.2            (963.7)         478.9
   Retained earnings (deficit)                   410.0          207.8          (304.7)             96.9          410.0
   Accumulated other comprehensive loss          (43.7)         (10.7)          (29.0)             39.7          (43.7)
   Treasury stock, at cost                      (341.1)           -               -                 -           (341.1)
                                          -------------  -------------- ----------------  -------------- --------------
     Common shareholders' equity                 504.1          921.6           (94.5)           (827.1)         504.1
                                          -------------  -------------- ----------------  -------------- --------------
        Total shareholders' equity               504.1          921.6            85.1          (1,006.7)         504.1
                                          -------------  -------------- ----------------  -------------- --------------
     Total Liabilities and Shareholders'
        Equity                             $   2,001.1    $   1,859.4    $      380.6      $   (1,927.5)  $    2,313.6
                                          =============  ============== ================  ============== ==============

                                                               CONSOLIDATED STATEMENT OF EARNINGS
                                          -----------------------------------------------------------------------------
                                                           For the Three months Ended March 31, 2002
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating    Consolidated
                                           Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------

 Net sales                                 $       -      $     840.6    $       80.6      $      (45.3)  $      875.9
 Costs and expenses
   Cost of sales (excluding
     depreciation and amortization)                -            722.4            68.6             (45.3)         745.7
   Depreciation and amortization                   0.5           31.0             4.2               -             35.7
   Selling and administrative                      7.1           24.6             4.7               -             36.4
   Receivable securitization fees and
     other                                         -              1.0            (0.1)              -              0.9
   Interest expense                                6.8            8.7             1.9               -             17.4
   Equity in net results of subsidiaries         (27.8)           -               -                27.8            -
   Corporate allocations                         (12.6)          12.6             -                 -              -
                                          -------------  -------------- ----------------  -------------- --------------
                                                 (26.0)         800.3            79.3             (17.5)         836.1
                                          -------------  -------------- ----------------  -------------- --------------
 Earnings (loss) before taxes                     26.0           40.3             1.3             (27.8)          39.8
 Provision for taxes                               1.6          (14.9)           (0.6)              -            (13.9)
 Minority interests                                 -             -              (0.2)              -             (0.2)
 Equity in net results of affiliates              (0.1)           0.5             1.4               -              1.8
                                          -------------  -------------- ----------------  -------------- --------------
 Earnings (loss) attributable to common
   shareholders                            $      27.5    $      25.9    $        1.9      $      (27.8)  $       27.5
                                          =============  ============== ================  ============== ==============

                                                               CONSOLIDATED STATEMENT OF EARNINGS
                                          -----------------------------------------------------------------------------
                                                            For the Three months Ended April 1, 2001
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating    Consolidated
                                           Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------

 Net sales                                  $      -       $    799.7     $      95.6       $     (45.3)   $     850.0
 Costs and expenses
   Cost of sales (excluding
     depreciation and amortization)                -            685.1            82.6             (45.3)         722.4
   Depreciation and amortization                   0.5           31.9             5.9               -             38.3
   Selling and administrative                      3.7           24.2             6.4               -             34.3
   Receivable securitization fees and
     other                                         -              3.1            (0.1)              -              3.0
   Interest expense                               14.7            8.2             1.4               -             24.3
   Equity in net results of subsidiaries         (20.7)           -               -                20.7            -
   Corporate allocations                         (12.3)          12.3             -                 -              -
                                          -------------  -------------- ----------------  -------------- --------------
                                                 (14.1)         764.8            96.2             (24.6)         822.3
                                          -------------  -------------- ----------------  -------------- --------------
 Earnings (loss) before taxes                     14.1           34.9            (0.6)            (20.7)          27.7
 Provision for taxes                               4.4          (13.3)           (0.8)              -             (9.7)
 Minority interests                                 -             -               -                 -              -
 Equity in net results of affiliates                -            (0.1)            0.6               -              0.5
                                          -------------  -------------- ----------------  -------------- --------------
 Net earnings (loss)                              18.5           21.5            (0.8)            (20.7)          18.5
 Preferred dividends, net of tax                  (0.6)           -               -                 -             (0.6)
                                          -------------  -------------- ----------------  -------------- --------------
 Earnings (loss) attributable to common
   shareholders                             $     17.9     $     21.5     $      (0.8)      $     (20.7)   $      17.9
                                          =============  ============== ================  ============== ==============

                                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                          -----------------------------------------------------------------------------
                                                           For the Three months Ended March 31, 2002
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating    Consolidated
                                           Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------

 Cash Flows from Operating Activities
   Net earnings (loss)                     $      27.5    $      25.9    $        1.9      $     (27.8)   $      27.5
   Noncash charges to net earnings:
     Depreciation and amortization                 0.5           31.0             4.2              -             35.7
     Deferred income taxes                         0.3            9.7            (0.4)             -              9.6
     Equity in net results of                    (27.7)          (0.5)           (1.2)            27.8           (1.6)
        subsidiaries
     Other, net                                    2.5           (8.9)            0.5              -             (5.9)
     Changes in working capital
        components                                (2.8)        (110.4)           (2.1)             -           (115.3)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          operating activities                     0.3          (53.2)            2.9              -            (50.0)
                                          -------------  -------------- ----------------  -------------- --------------

 Cash Flows from Investing Activities
   Additions to property, plant and
     equipment                                    (0.5)         (27.0)           (2.5)             -            (30.0)
   Investments in and advances to
     affiliates, net of dividends                (82.6)          85.2            (2.6)             -              -
   Incentive loan receipts and other, net         (2.6)          (4.8)           (1.7)             -             (9.1)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          investing activities                   (85.7)          53.4            (6.8)             -            (39.1)
                                          -------------  -------------- ----------------  -------------- --------------

 Cash Flows from Financing Activities
   Long-term borrowings                           85.0            -               -                -             85.0
   Repayments of long-term borrowings            (16.8)           -               -                -            (16.8)
   Change in short-term borrowings                15.0            -              (7.1)             -              7.9
   Common dividends                               (5.1)           -               -                -             (5.1)
   Proceeds from issuance of common
     stock under various employee and
     shareholder plans                            13.3            -               -                -             13.3
   Acquisitions of treasury stock                (56.4)           -               -                -            (56.4)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          financing activities                    35.0            -              (7.1)             -             27.9
                                          -------------  -------------- ----------------  -------------- --------------

 Net Change in Cash and Temporary
   Investments                                   (50.4)           0.2           (11.0)             -            (61.2)
 Cash and Temporary Investments -
   Beginning of Period                            52.7            0.4            30.0              -             83.1
                                          -------------  -------------- ----------------  -------------- --------------
 Cash and Temporary Investments -
   End of Period                           $       2.3    $       0.6    $       19.0      $       -      $      21.9
                                          =============  ============== ================  ============== ==============

                                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                          -----------------------------------------------------------------------------
                                                            For the Three months Ended April 1, 2001
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating    Consolidated
                                           Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------

 Cash Flows from Operating Activities
   Net earnings (loss)                     $      18.5    $      21.5    $       (0.8)     $     (20.7)   $      18.5
   Noncash charges to net earnings:
     Depreciation and amortization                 0.5           31.9             5.9              -             38.3
     Deferred income taxes                        (6.3)          12.2             0.1                             6.0
     Equity in net results of                    (20.7)           -               -               20.7            -
        subsidiaries
     Other, net                                    1.7           (5.9)            0.3              -             (3.9)
     Changes in working capital
        components                               (12.2)        (163.2)          (24.1)             -           (199.5)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          operating activities                   (18.5)        (103.5)          (18.6)             -           (140.6)
                                          -------------  -------------- ----------------  -------------- --------------

 Cash Flows from Investing Activities
   Additions to property, plant and               (0.2)         (14.1)           (4.6)             -            (18.9)
     equipment
   Investments in and advances to
     affiliates, net of dividends               (110.4)         104.9             5.5              -              -
   Incentive loan receipts and other, net          0.4           12.8             0.2              -             13.4
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          investing activities                  (110.2)         103.6             1.1              -             (5.5)
                                          -------------  -------------- ----------------  -------------- --------------

 Cash Flows from Financing Activities
   Long-term borrowings                          145.0            -               -                -            145.0
   Repayments of long-term borrowings            (13.0)           -               -                -            (13.0)
   Change in short-term borrowings                19.0            -              25.8              -             44.8
   Common and preferred dividends                 (4.1)           -               -                -             (4.1)
   Proceeds from issuance of common
     stock under various employee and
     shareholder plans                             9.6            -               -                -              9.6
   Acquisitions of treasury stock                (32.6)           -               -                -            (32.6)
   Other, net                                     (1.1)           -              (0.1)             -             (1.2)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          financing activities                   122.8            -              25.7              -            148.5
                                          -------------  -------------- ----------------  -------------- --------------

 Net Change in Cash and Temporary
   Investments                                    (5.9)           0.1             8.2              -              2.4
 Cash and Temporary Investments -
   Beginning of Period                            12.3            0.2            13.1              -             25.6
                                          -------------  -------------- ----------------  -------------- --------------
 Cash and Temporary Investments -
   End of Period                           $       6.4    $       0.3    $       21.3      $       -      $      28.0
                                          =============  ============== ================  ============== ==============